Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of HLM Design, Inc. on Form S-8 of our report dated June 21, 1999, appearing in the Annual Report on Form 10-K of HLM Design, Inc. for the year ended April 30, 1999.


/s/ DELOITTE & TOUCHE LLP

Charlotte, North Carolina
April 7, 2000